As filed with the Securities and Exchange Commission on October 30, 1998.
                                           Registration File No. 333-_________

                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549
                                 ----------------
                                     FORM S-8
                              REGISTRATION STATEMENT
                                      UNDER
                            THE SECURITIES ACT OF 1933
                            PALMETTO BANCSHARES, INC.
              (Exact name of registrant as specified in its charter)

    South Carolina                                      74-2235055
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)
                               301 Hillcrest Drive
                             Laurens, South Carolina
                                      29360
             -------------------------------------------------------------
             (Address, Including Zip Code, of Principal Executive Offices)



             PALMETTO BANCSHARES, INC. 1997 STOCK COMPENSATION PLAN
                            (Full Title of the Plan)


                        L. Leon Patterson, Chairman & CEO
                            Palmetto Bancshares, Inc.
                               Post Office Box 49
                               301 Hillcrest Drive
                          Laurens, South Carolina 29360
                                 (864) 984-4551
--------------------------------------------------------------------------------
(Name, address, and telephone number, including area code, of agent for service)

                                  Copies to:

           Lisa K. Smith
     Palmetto Bancshares, Inc.                  Andrew B. Coburn, Esq.
        Post Office Box 49                Wyche, Burgess, Freeman & Parham, P.A.
        301 Hillcrest Drive                       Post Office Box 728
  Laurens, South Carolina  29360          Greenville, South Carolina 29602-0728
          (864) 984-4551                            (864) 242-8200
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

                                         Proposed Maximum        Proposed Maximum
Title of Securities      Amount to       Offering Price          Aggregate            Amount of
to be Registered         be Registered   Per Share(1)            Offering Price (1)   Registration Fee(1)
---------------------------------------------------------------------------------------------------------


Common Stock             175,000 shares     $35.00                 $6,125,000.00      $1,702.75
----------------------------------------------------------------------------------------------------------


(1)Pursuant to Rule 457(h) and 457(c), the most recent sale of Company shares (October 19, 1998 at $35.00 per share) is used for purposes of calculating the registration fee. There are no bid and asked prices available with respect to outstanding Company Common Stock.

        The Exhibit Index is on page 9 of this Registration Statement.

                                    PART I:
                          INFORMATION REQUIRED IN THE
                           SECTION 10(a) PROSPECTUS

Item 1.     Plan Information.

      Not included in this registration statement (the "Registration Statement") but provided or to be provided to participants in the Palmetto Bancshares, Inc. (the "Company") 1997 Stock Compensation Plan (the "Plan") pursuant to Rule 428(b) of the Securities Act of 1993, as amended (the "Securities Act").

Item 2.     Registrant Information and Employee Plan Annual Information.

      Not included in this Registration Statement but provided or to be provided to Plan participants pursuant to Rule 428(b) of the Securities Act.


                                   PART II:
                          INFORMATION REQUIRED IN THE
                            REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

      The following documents or portions thereof are hereby incorporated by reference:

      The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (Commission File No. 0-26016).

      All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the Company's 1997 fiscal year.

      The description of the Company's common stock contained in the registrant's Form 8-A filed with the Securities and Exchange Commission on or about April 30, 1995, including any amendments thereto or reports filed for the purpose of updating such description (Commission File No. 0-26016).

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents. Any statement contained herein, or in a previously-filed document incorporated herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other previously-filed document which also is incorporated by reference herein, is modified or superseded by a statement in a subsequently-filed document. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Item 4.     Description of Securities.

      Not applicable.

Item 5.     Interests of Named Experts and Counsel.

      The law firm of Wyche, Burgess, Freeman & Parham, P.A., located in Greenville, South Carolina, is counsel to the registrant in connection with this Registration Statement. James M. Shoemaker, Jr., Esq., a member of Wyche, Burgess, Freeman & Parham, P.A., is a Director of Palmetto Bancshares, Inc. and owns at the filing of this Registration Statement 6,600 shares of common stock of the registrant. Mr. Shoemaker also owns options to purchase 2,500 shares of common stock of the registrant at fair market value. Except for the shares owned by Mr. Shoemaker, attorneys in the firm of Wyche, Burgess, Freeman & Parham, P.A. do not beneficially own any shares of common stock of the registrant.

      KPMG Peat Marwick, LLP serves as independent auditor for the Company and has no other relationship with the Company.

Item 6.     Indemnification of Directors and Officers.

      The Company's Articles of Incorporation provide that a director of the Company shall not be personally liable to the Company or any of its shareholders for monetary damages for breach of fiduciary duty as a director, provided that a director's liability shall not be eliminated or limited with respect to (i) any breach of the director's duty of loyalty to the Company or its stockholders;
(ii) acts or omissions not in good faith or which involve gross negligence, intentional misconduct, or a knowing violation of laws; (iii) liability imposed under Section 33-8-330 of the South Carolina Business Corporation Act of 1988 (relating to improper distributions to shareholders); or (iv) liability for any transaction from which the director derived an improper personal benefit.

      Section 5.1 of the Company's Bylaws provide that subject to certain procedures and limitations, the Company shall indemnify an individual made party to a proceeding because he is or was a director of the Company if such indemnification is permitted by law and the individual demonstrates that he acted in good faith and reasonably believed (i) that any conduct in his official capacity was in the Company's best interests, (ii) that any other conduct was, at a minimum, not opposed to the Company's best interests, and (iii) that in the case of any criminal conduct, he had no reasonable cause to believe that the conduct was unlawful. The Company may not indemnify such an individual with respect to a proceeding in which he was adjudged liable to the Company or liable for receiving an improper personal benefit. Furthermore, indemnification in connection with a derivative action is limited to reasonable expenses incurred by the individual. Section 5.3 of the Company's Bylaws provides that the Board of Directors may indemnify any officer, employee or agent of the Company who is not a director to the extent consistent with public policy.

      In addition, Section 33-8-520 of the South Carolina Business Corporation Act (the "Act") provides that unless limited by its articles of incorporation, a corporation must indemnify a director who was wholly successful in the defense of any proceeding to which the director was a party because he was or is a director of the corporation. Under Section 33-8-540 of the Act, a court has the discretion to order indemnification if the director is "fairly and reasonably entitled to indemnification in view of all the relevant circumstances" unless the corporation's articles of incorporation provide otherwise. Section 33-8-560 gives corporate officers the same indemnification rights provided to directors under Sections 33-8-520 and 33-8-540. The Company's Articles of Incorporation do not limit a director or officer's ability to obtain indemnification pursuant to Section 33-8-520 or
Section 33-8-540.

      Furthermore, Section 14 of the Plan, entitled "Indemnification of Board or Committee," provides that, in addition to rights of indemnification they may have as members of the Board, the members of the Board or Committee shall, to the fullest extent permitted by law, be indemnified by the Company against the reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided the settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member or Committee member is liable for gross negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding the Board member or Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

      Policies of insurance are maintained by the Company under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such officers or directors.

Item 7.     Exemption From Registration Claimed.

      Not Applicable.

Item 8.     Exhibits.

4.1.1 Articles of Incorporation filed on May 13, 1982 in the office of the Secretary of State of South Carolina: Incorporated by reference to
          Exhibit 3 to the Company's Registration Statement on Form S-4, No. 33-19367, filed with the Securities and Exchange Commission on December 30, 1987.

4.1.2. Articles of Amendment filed on May 5, 1988 in the office of the Secretary of State of South Carolina. Incorporated by reference to
          Exhibit 4.1.2 to the Company's Registration Statement on Form S-8, Commission File No. 33-51212, filed with the Securities and Exchange Commission on August 20, 1992.

4.1.3 Articles of Amendment filed on January 26, 1989 in the office of the Secretary of State of South Carolina. Incorporated by reference to
          Exhibit 4.1.3 to the Company's Registration Statement on Form S-8, Commission File No. 33-51212, filed with the Securities and Exchange Commission on August 20, 1992.

4.1.4 Articles of Amendment filed on April 23, 1990 in the office of the Secretary of State of South Carolina. Incorporated by reference to
          Exhibit 4.1.4 to the Company's Registration Statement on

          Form S-8, Commission File No. 33-51212, filed with the Securities and Exchange Commission on August 20, 1992.

4.1.5 Articles of Amendment filed on October 16, 1996 in the office of the Secretary of State of South Carolina. Incorporated by reference to
          Exhibit 3.1.5 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996.

4.2.1     By-Laws adopted April 10, 1990. Incorporated by reference to Exhibit
          3.2.1 to the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 31, 1997.

4.2.2 Amendment to By-Laws dated April 12, 1994. Incorporated by reference to Exhibit 3.2.2 to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 1997.

4.3 Specimen Company common stock certificate. Incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-8, Commission File No. 33-51212, filed with the Securities and Exchange Commission on August 20, 1992.

4.4 Palmetto Bancshares, Inc. 1997 Stock Compensation Plan, as amended to date. Incorporated by reference to the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 23, 1998.

5.1       Opinion of Wyche, Burgess, Freeman & Parham, P.A.

23.1      Consent of KPMG Peat Marwick, LLP.

23.2      Consent of Wyche, Burgess, Freeman & Parham, P.A.. Contained in
          Exhibit 5.1.

Item 9.     Undertakings.

      (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;
                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laurens, State of South Carolina, as of October 13, 1998.

                            Palmetto Bancshares, Inc.

                            By: /s/ L. Leon Patterson
                                -----------------------------------------
                                L. Leon Patterson
                                Chairman and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated:


Signature                                          Title                                 Date


/s/ L. Leon Patterson              Chairman of the Board and                         October 13, 1998
----------------------------       Chief Executive Officer
L. Leon Patterson


/s/ Paul W. Stringer              President, Chief Operating Officer, Director       October 13, 1998
-----------------------------     and Principal Financial Officer
Paul W. Stringer


/s/ James A. Cannon                Director                                          October 13, 1998
-----------------------------
James A. Cannon


 /s/ W. Fred Davis, Jr.             Director                                         October 13, 1998
-----------------------------
W. Fred Davis, Jr.


 /s/ David P. George, Jr.           Director                                         October 13, 1998
------------------------------
David P. George, Jr.


 /s/ Michael D. Glenn               Director                                         October 13, 1998
------------------------------
Michael D. Glenn


 /s/ John T. Gramling, II           Director                                         October 13, 1998
------------------------------
John T. Gramling, II


 /s/ William S. Moore               Director                                         October 13, 1998
------------------------------
William S. Moore



 /s/ James M. Shoemaker, Jr.         Director                                        October 13, 1998
-------------------------------
James M. Shoemaker, Jr.


 /s/ Edward K. Snead                 Director                                        October 13, 1998
-------------------------------
Edward K. Snead


 /s/ Ann B. Smith                   Director                                         October 13, 1998
-------------------------------
Ann B. Smith

                               INDEX TO EXHIBITS

No.   Exhibit                                                                      Page
---   -------                                                                      ----

4.1.1 Articles of Incorporation filed on May 13, 1982 in the office of the Secretary of State of South Carolina: Incorporated by reference to
          Exhibit 3 to the Company's Registration Statement on Form S-4, No.
          33-19367, filed with the Securities and Exchange Commission on December 30, 1987.

4.1.2. Articles of Amendment filed on May 5, 1988 in the office of the Secretary of State of South Carolina. Incorporated by reference to
          Exhibit 4.1.2 to the Company's Registration Statement on Form S-8,
          Commission File No. 33-51212, filed with the Securities and Exchange
          Commission on August 20, 1992.

4.1.3 Articles of Amendment filed on January 26, 1989 in the office of the Secretary of State of South Carolina. Incorporated by reference to
          Exhibit 4.1.3 to the Company's Registration Statement on Form S-8,
          Commission File No. 33-51212, filed with the Securities and Exchange
          Commission on August 20, 1992.

4.1.4 Articles of Amendment filed on April 23, 1990 in the office of the Secretary of State of South Carolina. Incorporated by reference to
          Exhibit 4.1.4 to the Company's Registration Statement on Form S-8,
          Commission File No. 33-51212, filed with the Securities and Exchange
          Commission on August 20, 1992.

4.1.5 Articles of Amendment filed on October 16, 1996 in the office of the Secretary of State of South Carolina. Incorporated by reference to
          Exhibit 3.1.5 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996.

4.2.1     By-Laws adopted April 10, 1990. Incorporated by reference to Exhibit
          3.2.1 to the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 31, 1997.

4.2.2 Amendment to By-Laws dated April 12, 1994. Incorporated by reference to Exhibit 3.2.2 to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 1997.

4.3 Specimen Company common stock certificate. Incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-8,
          Commission File No. 33-51212, filed with the Securities and Exchange
          Commission on August 20, 1992.

4.4 Palmetto Bancshares, Inc. 1997 Stock Compensation Plan, as amended to date. Incorporated by reference to the Company's Annual Report on Form
          10-K, filed with the Securities and Exchange Commission on March 23,
          1998.

5.1       Opinion of Wyche, Burgess, Freeman & Parham, P.A.                        10

23.1      Consent of KPMG Peat Marwick, LLP.                                       12

23.2      Consent of Wyche, Burgess, Freeman & Parham, P.A.. Contained in
          Exhibit 5.1.